SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use  of the Commission  Only (as permitted by  Rule 14a-
      6(e)(2))

[ X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-
      12

                           AMERIHOST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]  No fee required

[  ]  $125 per  Exchange Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ]  $500 per each party to the  controversy pursuant to Exchange Act Rule 14a-
      6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[  ]  Fee paid previously with preliminary materials

[  ]  Check box if  any part of  the fee is offset  as provided by  Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:



                           AMERIHOST PROPERTIES, INC.
                             2400 EAST DEVON AVENUE
                                    SUITE 280
                          DES PLAINES, ILLINOIS  60018


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on August 14, 1997, at 10:30 a.m., local time, at the AmeriHost Inn, 567 East Highway 38, Rochelle, Illinois 61068 to act upon the following matters:

   1. To elect the Directors of the Company who will serve until the next annual
meeting of  shareholders or  until their  successors are  duly  qualified.   The
following persons have been nominated for directorships:

      H. Andrew Torchia                 Reno J. Bernardo
      Michael P. Holtz                  Salomon J. Dayan
      Russell J. Cerqua                 Richard A. Chaifetz

   Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

   Only holders of record at the close of business on June 30, 1997 of the Company's common stock, $.005 par value will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

   Enclosed is a form of Proxy solicited by the management of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/  MICHAEL P. HOLTZ
                              Michael P. Holtz, President

Des Plaines, Illinois
July 14, 1997




                           AMERIHOST PROPERTIES, INC.
                             2400 East Devon Avenue
                                    Suite 280
                          Des Plaines, Illinois  60018



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS





   The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 A.M. on August 14, 1997, at the AmeriHost Inn, 567 East Highway 38, Rochelle, Illinois 61068. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about July 14, 1997.

   Only shareholders of record of the Company at the close of business on June 30, 1997 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 6,301,397 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting. The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is
required to  elect directors.   Abstentions  and broker  non-votes will have  no
effect.





                              ELECTION OF DIRECTORS


   A board of six directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

   The following persons are the executive officers and directors of the Company. Each person listed below is a nominee for re-election as a director.

                                    Director
Name, Age, and Principal Occupation    since

H. ANDREW TORCHIA, 54                 1984

    H. Andrew Torchia, a co-founder of the Company, has been a director of the Company since its inception in 1984. Mr. Torchia was President and Chief Executive Officer of the Company from 1985 until 1989, when he became
    Chairman of the Board. As Chairman, Mr. Torchia's primary areas of responsibility include business development, corporate finance and strategic and financial planning. Mr. Torchia is also the President and 51% shareholder of Urban 2000 Corp., a hotel development and consulting firm, which was initially the sole shareholder of the Company and is currently a principal shareholder. Mr. Torchia also owns a 50% interest in American International Hotel Corporation which leases the Best Western at O'Hare. Mr. Torchia has 30 years of experience in hotel development, operations and franchising. Prior to founding the Company, Mr. Torchia served as head of regional development for Best Western International and as a head of independent franchise sales organizations for Quality Inns International and Days Inns.

MICHAEL P. HOLTZ, 40                            1985

    Michael P. Holtz has been a director of the Company since August 1985. From 1985 to 1989, Mr. Holtz served as the Company's Treasurer and Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day to day operations. In 1989, Mr. Holtz was elected President and Chief Executive Officer of the Company. Mr. Holtz is responsible for development and implementation of all Company operations including development, finance and management. Mr. Holtz has over 20 years experience in the operation and management of hotel properties.

RUSSELL J. CERQUA, 40                           1988

    Russell J. Cerqua has been the Executive Vice President of Finance and Chief Financial Officer of the Company since 1987, and Treasurer and a director of the Company since 1988. In 1989, in addition to his other responsibilities, Mr. Cerqua was elected Secretary of the Company. His primary responsibilities include internal and external financial reporting, corporate and property financing, development of financial management systems, hotel accounting for managed properties and financial analysis. Prior to joining the Company, Mr. Cerqua was an audit manager with Laventhol & Horwath, the Company's former independent certified public accountants, and was responsible for the Company's annual audits. Mr. Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public
    Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

RENO J. BERNARDO, 65                            1989

    Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he retired. His primary responsibilities included managing construction of new properties and directing renovation projects. In 1989, Mr. Bernardo became a director of the Company and continues to serve in this capacity. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns, where his responsibilities included supervision of the development and construction of several Red Roof Inns.

SALOMON J. DAYAN, 51                            1996

    Salomon J. Dayan, M.D. has been a director of the Company since August 1996. Since 1980, Dr. Dayan, a physician certified in internal and geriatric medicine, has been the Chief Executive Officer of Salomon J. Dayan, Ltd., a multi-specialty medical group which he founded and which is dedicated to the care of the elderly in hospital and nursing home settings. Since 1986, Dr. Dayan has been the Medical Director and Chief Executive Officer at Healthfirst, a corporation which operates multiple medical ambulatory facilities in the Chicago, Illinois area, and since 1994 he has also been an associate professor at Rush Medical Center in Chicago. Dr. Dayan is currently the Chairman of the Board of Directors of Greater Chicago Financial Corporation, a bank holding company owning interests in two banks. Dr. Dayan also has numerous investments in residential and commercial real estate.

The following person is a nominee for Director.

RICHARD A. CHAIFETZ, 43

    Richard A. Chaifetz, has been Chairman, President and Chief Executive Officer of ComPsych Behavioral Health Corporation since its inception in 1987. ComPsych is a leading domestic and international provider of employee assistance and managed behavioral health services to corporate America. Dr. Chaifetz, a licensed psychologist, is also majority shareholder in several other health care and service companies. In addition, Dr. Chaifetz is a member of the board of directors of several private and not-for-profit organizations.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS MEETING IS NECESSARY FOR THE ELECTION OF THE NOMINEES. SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.



ATTENDANCE

    The Board of Directors held two meetings during 1996, at which all Directors were present.

COMPENSATION OF DIRECTORS

    Each director of the Company received an annual retainer fee of $9,000 ($750 per month). Each director of the Company also received $250 for each Board of Directors meeting attended in person, $150 for each Board of Directors meeting conducted by telephone and $150 for each committee meeting. Beginning in February 1997, the payment of annual retainer fees and meeting fees were eliminated for officer/directors. Each director is reimbursed for all out-of-pocket expenses related to attendance at Board meetings.

COMMITTEES

The Board of Directors has two standing committees:

  1. Audit Committee - This committee consists of the two outside directors: Messrs. Bernardo (Chairman) and Dayan. The Audit Committee has the responsibility among other things, to meet with the Company's independent accountants to review the scope and results of their audit, and to review with such independent accountants the Company's system of internal accounting and financial controls. This committee held one meeting during 1996, at which all members were present.

  2. Compensation Committee - This committee consists of the two outside directors: Messrs. Dayan (Chairman) and Bernardo. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for all Company officers. This committee did not meet during 1996.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Company's Compensation Committee was initially appointed on July 14, 1993 and is composed entirely of nonemployee directors. The purpose of the Committee is to establish and administer the policies governing all forms of executive compensation, as well as to administer the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.

    The Committee's philosophy is that executive compensation should be designed to motivate executives and reward them for individual initiative and achievements as well as the short-term and long-term success of the Company. It is anticipated that this philosophy will help to attract and maintain quality individuals, thereby enhancing the Company's profitability and value for the shareholders. The specific objectives within this philosophy are to:

    Establish base salaries at levels which are competitive in the business environment and which consider the responsibilities of the respective position and the individual's experience.

    Provide the executives with performance-based compensation which is reflective of the performance of the Company.

    Align the interests of the executives with those of the shareholders by providing a meaningful level of equity-based compensation in the form of long-term stock options.

    The base salaries and annual increases for the Company's executives have been based upon comparative industry data, tenure and an assessment of the executive's historical performance and commitment to the Company. In addition, the Committee considers other factors such as cost-of-living and other geographic considerations, industry compensation trends, the level of expertise and knowledge and the level and complexity of the individual's specific duties and responsibilities. Base salaries consist of a blend of cash and stock options.

    In addition to the base salaries, the Company's executives receive incentive compensation based upon the performance of the Company. Through 1996, these incentives were based upon the Company's attainment of certain financial benchmarks and consisted of either restricted stock awards or non-qualified stock options.

    The Chief Executive Officer of the Company served under an employment agreement which began in 1995. His 1996 base salary consisted of cash of $375,000 and non-qualified stock options. The stock options were granted at fair market value on January 1, 1995, the date of grant, and vested over a two-year period ending January 1, 1997. Mr. Holtz's compensation is based upon the same factors as the other executive officers. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.


                              Compensation Committee:


                              Salomon J. Dayan, Chairman
                              Reno J. Bernardo



EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996 (i) the Chairman of the Board, (ii) the chief executive officer, and (iii) the other two most highly compensated executive officers of the Company (the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                Restricted     Securities
        NAME AND PRINCIPAL            ANNUAL COMPENSATION          Stock       Underlying        All Other
             POSITION                Year       Salary            Awards       Options(#)    Compensation (1)
                                   Bonus
 H. Andrew Torchia(2)               1996    $     0   $     0   $         0              0       $15,000
     Chairman of the Board          1995          0         0             0        120,000        15,000
                                    1994          0         0             0         30,000        15,000

 Michael P. Holtz                   1996    375,000         0             0              0        10,000
     President and Chief            1995    322,115         0       196,927        360,000        10,000
     Executive Officer              1994    244,913    75,000        75,000         60,000        10,000

 Russell J. Cerqua                  1996    160,000         0             0              0        10,000
     Executive Vice President       1995    149,423         0        56,690        153,333        10,000
     Finance, Secretary,            1994    132,692    15,000        15,000         30,000        10,000
     Treasurer and Chief
     Financial Officer

 Richard A. D'Onofrio(3)            1996    144,000    36,000             0              0        15,000
     Executive Vice President       1995    137,500    27,500             0        120,000        15,000
                                    1994    162,528         0             0         30,000        15,000




(1)  Represents  life insurance premiums  paid by  the Company on  behalf of the
     Named Officers.
(2)  Mr. Torchia received no annual compensation from  the Company in 1994, 1995
     or 1996.   For a discussion of the fees paid  to Urban, a hotel development consulting firm in which Mr. Torchia owns a 51% interest and Mr.  D'Onofrio owns  a  49%  interest, pursuant  to  a  consulting  agreement between  the
     Company   and  Urban   which   was  terminated   in   1997,  see   "Certain
     Transactions."
(3)  Mr. D'Onofrio resigned from the Company in January 1997.


OPTIONS

       There were no options issued to or exercised by the Named Officers in 1996.




                           YEAR-END OPTION VALUE TABLE

                               NUMBER OF UNEXERCISED OPTIONS          VALUE OF UNEXERCISED IN-THE-MONEY
                                 HELD AT DECEMBER 31, 1996            OPTIONS AT DECEMBER 31, 1996 (1)
           NAME               EXERCISABLE       UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE

 H. Andrew Torchia               245,062               50,000            $485,459              $132,813

 Michael P. Holtz                430,000              100,000             722,687               265,625

 Richard A. D'Onofrio            293,688               50,000             482,924               132,813

 Russell J. Cerqua               177,708               50,000             323,332               132,813

 Reno J. Bernardo                 44,375                1,000              74,582                  -

 Salomon  J. Dayan                30,000                1,000               1,406                  -


(1)  The closing sale price of the Company's Common Stock on the Nasdaq National
     Market on December 31, 1996 was $6.22.


EMPLOYMENT AGREEMENTS

     The Company's two executive officers, Michael P. Holtz, President and Chief Executive Officer, and Russell J. Cerqua, Secretary, Treasurer, Executive Vice President of Finance and Chief Financial Officer, provide services to the Company under the terms of employment agreements dated January 1, 1995 and amended February 4, 1997.

     Mr. Holtz's annual base cash compensation for 1997 was reduced to $325,000 from $425,000 pursuant to an amendment dated February 4, 1997. On April 22, 1997, Mr. Holtz exercised his option to renew his agreement for an additional three-year period ending December 31, 2000. On January 1, 1998, Mr. Holtz will be entitled to receive options to purchase a minimum of 364,100 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 will vest upon issuance, 121,000 will vest on January 1, 1999 and 133,100 will vest on January 1, 2000. In December of each year, the Compensation Committee will determine
(i) a performance bonus to be paid for the then-current year and (ii) Mr. Holtz's base salary for the following year, which base salary will not be less than Mr. Holtz's then-existing base salary. In lieu of the 40,000 shares of common stock Mr. Holtz was to receive in April 1997 under the terms of his employment agreement, Mr. Holtz received non-qualified options to purchase 50,000 shares of the Company's common stock at an exercise price of $1.53. Under the terms of the amended employment agreement, all stock awards were eliminated.

     Mr. Cerqua's annual base cash compensation for 1997 was reduced to $165,000 from $175,000 pursuant to an amendment dated February 4, 1997. His agreement was extended for a two-year period ending December 31, 1999. On January 1, 1998, Mr. Cerqua will be entitled to receive options to purchase a minimum of 115,500 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan of which 55,000 will vest upon issuance and 60,500 will vest on January 1, 1999. In December of each year, the Compensation Committee will determine (i) a performance bonus to be paid for the then-current year and (ii) Mr. Cerqua's base salary for the following year, which base salary will not be less than Mr. Cerqua's then-existing base salary. In lieu of the 12,500 shares of common stock Mr. Cerqua was to receive in April 1997 under the terms of his employment agreement, Mr. Cerqua received non-qualified options to purchase 15,625 shares of the Company's common stock at an exercise price of $1.53. Under the terms of the amended employment agreement, all stock awards were eliminated.

     Each employment agreement entitles the executive officer to receive severance payments, equal to two years' compensation with regard to Mr. Holtz and one year's compensation with regard to Mr. Cerqua, if his employment is terminated by the Company without cause or if he elects to terminate such employment for a "good reason," including a change of control of the Company. For purposes of the employment agreements, a change of control means (i) any change in the Company's Board of Directors such that a majority of the Board of Directors is composed of members who were not members of the Board of Directors on the date the employment agreements were made or (ii) removal of the executive from membership on the Board of Directors by a vote of a majority of the shareholders of the Company or failure of the Board of Directors to nominate the executive for re-election to Board membership. Each executive officer is also entitled to severance payments, equal to one year's compensation with regard to Mr. Holtz and six month's compensation with regard to Mr. Cerqua, if he voluntarily terminates his employment with the Company for a reason other than a "good reason" and provides appropriate notice of such resignation.

     In January 1997, Mr. D'Onofrio resigned from his positions as Executive Vice President and a director of the Company. In connection therewith, Mr. D'Onofrio will continue to receive his 1997 salary through December 1997. In addition, Mr. D'Onofrio received a lump-sum payment of $195,000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended 1996 all the aforesaid Section 16(a) filing requirements were complied with, except as follows.

     For the year 1996, one Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late by Dr. Dayan, which was required to be filed in September 1996 due to his election to the Board of Directors in August 1996. The Form 3 was filed in December 1996.



                          STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1991 and ending December 31, 1996

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


    Date                        12/31/91       12/31/92      12/31/93      12/31/94    12/31/95     12/31/96

    Amerihost Properties, Inc.    100.000      189.286        178.571       101.786      178.571     177.679
    Nasdaq US                     100.000      116.378        133.595       130.587      184.674     227.164
    Nasdaq Non-Financial          100.000      109.394        126.300       121.444      169.244     205.629



  Assumes $100 invested on December 31, 1991 in  the Common Stock of Amerihost
  Properties, Inc.  and the Nasdaq Stock  Market and  the Nasdaq Non-Financial
  Stocks.


                              CERTAIN TRANSACTIONS


Urban 2000 Corp. ("Urban") is owned 51% by H. Andrew Torchia, the Chairman of the Board of Directors of the Company. Urban, a hotel development consulting firm, and Mr. Torchia provided business development and consulting services to the Company under a consulting agreement (the "Consulting Agreement") with Urban which commenced in January 1994 and was terminated in January 1997. Under the terms of the Consulting Agreement, Urban received (i) a monthly consulting fee of $20,000, (ii) a residual fee based on the management fees the Company received from management arrangements or relationships which resulted from contacts initiated for the Company by Urban and (iii) transaction fees, based on an established fee schedule and consistent with industry practice, for transactions introduced by Urban. The Company also provided Urban with use of the Company's telephone system. No additional amounts were paid to Urban for the reimbursement of expenses. As part of this arrangement, Mr. Torchia did not receive compensation for the services he provided to the Company, other than warrants and other non-cash compensation for his services as Chairman. During 1994, 1995 and 1996, Urban received an annual consulting fee of $240,000 plus aggregate additional fees of $289,915, $236,138 and $206,154, respectively, from the Company and received $28,200 and $82,400, in 1994 and 1995, respectively, in other transactional fees directly from joint ventures in which the Company is a general partner.

The Company currently has a note receivable outstanding from each of Mr. Holtz, a director and the President and Chief Executive Officer of the Company, and Mr. Cerqua, a director and the Chief Financial Officer, Executive Vice President of Finance, Secretary and Treasurer of the Company. In December 1994, Messrs.
Holtz and Cerqua executed notes in the amounts of $756,292 and $200,000, respectively, (the "Officers Notes") to the Company for the purchase from the Company of the original $800,000 note and related receivables and the 165,784 shares of the Common Stock held as collateral on said note. Following the purchase, each of Messrs. Holtz and Cerqua pledged as collateral for the Officer Notes the shares of Common Stock received upon the purchase of the original note together with additional shares of the Company's Common Stock which each individually owned. The Officer Notes provided for annual payments of interest at 8% per annum commencing on December 31, 1997, with the principal balance due December 31, 1997, and are collateralized by an aggregate of 273,369 shares of the Company's Common Stock. Messrs. Holtz and Cerqua each have the option to pay interest and principal with shares of the Company's Common Stock, with the shares tendered being valued at the fair market value at time of payment. The Officer Notes receivable have been classified as a reduction of shareholders' equity on the Company's Consolidated Financial Statements.

In the past, certain of the Company's directors and executive officers have, directly or indirectly, invested in joint ventures with the Company. For example, Mr. Torchia, through Urban, has invested an aggregate of approximately $144,000 as limited partners and approximately $49,000 as a general partner in three joint ventures since 1991. Dr. Dayan, a director of the Company, has invested approximately $1.6 million in seven joint ventures since 1988. In addition, Dr. Chaifetz, who has been nominated by the Board of Directors to stand for election as a director of the Company at the next annual meeting of the Company's shareholders, has invested $72,000 in three joint ventures since 1991. Dr. Chaifetz and each of the Company's directors and executive officers who have made such investments have done so on the same terms as all other investors in such joint ventures. In addition to his investments in certain joint ventures, Dr. Dayan also holds an interest in a mortgage on one of the joint ventures. The mortgage, which has been in place since 1989, (i) has a current outstanding balance of approximately $465,000, (ii) bears interest at an annual rate of prime plus 4% (with a minimum annual interest rate of 12%), and
(iii) is payable in monthly installments through 1999.





                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at June 30, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and its director-nominee, (iii) each of the Named Officers and (iv) all directors
(including the director-nominee) and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Except as set forth below, the address of each of the shareholders named below is the Company's principal headquarters.

                                                           SHARES BENEFICIALLY OWNED
                                                                  AS OF JUNE 30, 1997


                                                             NUMBER         PERCENT(1)
                         NAME

 Michael P. Holtz (2)  . . . . . . . . . . . . . . .         877,091            12.8%

 H. Andrew Torchia (2)(3)  . . . . . . . . . . . . .         721,658            11.0
 Richard A. D'Onofrio (2)(3) . . . . . . . . . . . .         721,658            11.0

 Wellington Management Company (4) . . . . . . . . .         596,300             9.5
 Massachusetts Financial Services Company (5)  . . .         522,000             8.3

 Russell J. Cerqua (2) . . . . . . . . . . . . . . .         316,305             4.9

 Salomon J. Dayan (2)  . . . . . . . . . . . . . . .         310,659            4.8
 Reno J. Bernardo (2)  . . . . . . . . . . . . . . .          94,458             1.5

 Richard A. Chaifetz (6) . . . . . . . . . . . . . .          82,800             1.3
 All directors and executive officers as a group
 (6 persons)(3)  . . . . . . . . . . . . . . . . . .       2,402,971            31.9

(1)       Percentage of  beneficial ownership is  based on  6,301,397 shares  of
          Common Stock outstanding at June  30, 1997, plus, in the case  of each of Messrs. Holtz, Torchia,  D'Onofrio, Cerqua, Bernardo and Dr. Dayan,
          the  amount of  shares subject  to options  beneficially held  by such individual which are exercisable presently or within 60 days.
(2)       Includes shares subject to options granted to the individuals directly which  are exercisable  presently or within  60 days as  follows:  Mr.
          Holtz, 535,000  shares; Mr. Torchia 283,750  shares (including options for  68,750 shares  owned by  Urban 2000  Corp., See  (3) below);  Mr.
          D'Onofrio 283,750 shares (including options for 68,750 shares owned by
          Urban  2000  Corp.,  See  (3)  below);  Mr.  Cerqua,  223,333  shares;
          Mr. Bernardo, 25,375 shares; and Dr. Dayan, 155,676 shares.
(3)       Includes  375,832  shares owned  by  Urban,  options exercisable  into
          68,750 shares owned by Urban which are exercisable presently or within
          60 days  and 7,676 shares owned  by Urban Niles 1290  Corp., a wholly-
          owned  subsidiary of  Urban.   Mr.  Torchia is  the President  and 51%
          shareholder of Urban, and Mr. D'Onofrio is a 49% shareholder in Urban.
          Mr.  Torchia disclaims beneficial ownership of all but an aggregate of
          195,589  shares  and options  exercisable  into  35,063 shares  owned,
          directly  or   indirectly  by  Urban,  and   Mr.  D'Onofrio  disclaims
          beneficial ownership of  all but  an aggregate of  187,919 shares  and options exercisable into 33,687  shares owned, directly or indirectly, by Urban.
(4)       Based  upon information provided in its Schedule 13G dated January 24,
          1997,  Wellington  Management  Company  ("WMC"), in  its  capacity  as investment advisor, may  be deemed beneficial owner  of 596,300 shares of  the  Company which  are owned  by numerous  investment counselling clients.  Of  the shares shown above, WMC has  shared voting power for
          342,000  shares and shared investment power for 596,300 shares.  WMC's address is 75 State Street, Boston, MA 02109.
(5)       Based upon information provided in its Schedule 13G dated February 12,
          1997,  Massachusetts   Financial  Services  Company  ("MFS"),  in  its
          capacity as  investment manager,  may  be deemed  beneficial owner  of
          522,000 shares of the Company which are also beneficially owned by MFS
          Series Trust  II - MFS Emerging Growth Stock Fund, shares of which are owned by numerous investors.  MFS has sole voting and investment power for the 522,000 shares.  MFS's address is 500 Boylston Street, Boston,
          MA 02116.
(6)       Dr. Chaifetz has been nominated by the Board of Directors to stand for election as  a director of the  Company at the Company's  next  annual
          meeting  of   shareholders.    The  ComPsych   Management  Corporation
          Retirement  Plan  owns  4,000 of  the  82,800  shares.   Dr.  Chaifetz
          disclaims beneficial  ownership of  the portion  of  the 4,000  shares which are not held for his benefit.


SHAREHOLDER PROPOSALS

   From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 shareholders' meeting must be received by the
Company not later than March 12, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


OTHER MATTERS

   The Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgement.

                     By the order of the Board of Directors

                                RUSSELL J. CERQUA

                                    Secretary

Des Plaines, Illinois
July 14, 1997







                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Amerihost Properties, Inc.
2400 East Devon Avenue
Suite 280
Des Plaines, Illinois  60018

   The undersigned hereby appoints Michael P. Holtz and Russell J. Cerqua as Proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated below, all the Common Stock of Amerihost Properties, Inc. held of record by the undersigned at the close of business on June 30, 1997, at the Annual Meeting of Shareholders to be held on August 14, 1997 and any adjournment thereof, with all the powers the undersigned would possess if present.

1.        ELECTION OF DIRECTORS

          for all nominees                        WITHHOLD AUTHORITY
_________ listed below                  _________ to vote for all
                                                  nominees listed
                                                  below

               _________ to abstain from voting on this proposal

                    H. Andrew Torchia             Reno J. Bernardo
                    Michael P. Holtz              Salomon J. Dayan
                    Russell J. Cerqua             Richard A. Chaifetz

     INSTRUCTION:   To withhold authority  to vote for  any individual nominee write that nominee's name in the space provided below:

_______________________________________________________________________________

2.        OTHER MATTERS

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed in proposal 1 and in the discretion of the Proxies for such other business as may properly come before the meeting.

   Please sign  exactly as name appears  on your stock certificates.   For joint
accounts,  all  tenants  should  sign.     If  signing  for  an  estate,  trust,
corporation, partnership or other entity, title or capacity should be stated.

Dated:  _______________, 1997          ________________________________________
                                       Signature                    (Title)

Print name and address:
                                       ________________________________________
_____________________________________        Signature if held jointly

_____________________________________

_____________________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED RETURN ENVELOPE